Press Release

Cyber Defense Systems, Inc. announces a dividend in the shares of its wholly owned subsidiary, Techsphere Systems International, Inc.

St. Petersburg, Fl/Atlanta-Columbus, GA - September 6, 2007 -- Cyber Defense Systems, Inc (OTCBB: CYDF), a designer, developer, and manufacturer of next generation unmanned aerial systems (UAS), and its wholly owned subsidiary Techsphere Systems International, Inc. (TSI), (www.techsphere.us), a designer, developer and manufacturer of manned and unmanned airships, announced the declaration of a dividend to be paid in all of the shares of its wholly owned subsidiary, Techsphere Systems International, Inc.

The record date is estimated to be September 16, 2007, based upon ten-days' notice to NASDAQ. NASDAQ will set the ex-dividend date at the time it is notified Cyber Defense is prepared to pay the dividend by distribution of the Techsphere shares. The record date only applies to Cyber Defense stock registered with the company's transfer agent. Stock in street name which is purchased in the open market will be eligible to receive the dividend up to the ex-dividend date.

Cyber Defense expects to distribute an estimated one Techsphere share for every four Cyber defense shares issued and outstanding on the record date. The exact number of shares to be distributed will be determined on the record date. Techsphere is expected to have approximately 25 million shares issued and outstanding following the payment of the dividend.

Techsphere intends to file a registration statement with the U.S. Securities and Exchange Commission to cover the payment of the dividend. The effective date of the registration statement and the subsequent payment date of the dividend cannot be estimated at this time.
William Robinson, Cyber Defense's Chief Executive Officer, stated "We believe that both Cyber Defense and Techsphere will have better opportunities to maximize their business models by moving forward as separate enterprises, each with its own management team. In this way, we expect stockholder values to maximized as well."

About Cyber Defense Systems

Cyber Defense Systems, Inc. (OTCBB: CYDF) (http://www.cduav.com) is primarily focused on the new generation of UASs. Cyber Defense Systems is located in St. Petersburg, FL is currently marketing the CyberBUG™ UAS to various Departments and Agencies of the U.S. Government and allies as multi-use platform capable of deployment in a broad spectrum missions and applications.

About Techsphere Systems International, Inc.

Techsphere Systems International, Inc. (“TSI”) (http://www.techsphere.us) is a wholly owned subsidiary of Cyber Defense Systems. TSI, located in Columbus, GA, is a manufacturer of low and mid altitude airships. Together with their teaming companies, Techsphere designs and builds unique airship platforms for use in many areas including surveillance, the military and wireless communications. The current SA 60 spherical airship design holds the world altitude record at over 20,000 feet.

Airship Leasing Co., LLC

Airship Leasing Co., LLC is an Oklahoma LLC formed in 2005 for the sole purpose to lease airships in both the commercial and telecommunication market. Airship Leasing will purchase airships from Techsphere System International. Inc. as sponsorships agreements are put in place.

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control and those actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Contact:

Cyber Defense Systems, Inc.
Billy Robinson, 727-577-0878
billy@cduav.com